Loan agreement

between

Clyvia Technology GmbH, Friedrich-List-Allee 10
41844 Wegberg – Wildenrath

- Borrower -

and

DAST GmbH, Friedrich-List-Alee 10
41844 Wegberg – Wildenrath

- Lender -

1.
The Lender grants the Borrower a loan in the amount of EUR 28,000.00

2.
Upon disbursement, the annual interest payable on the loan is 8%.

3.
The loan agreement may be terminated at any time with a term of three months to the end of a quarter.

Once the loan agreement terminates, the loan as well as the interest payable becomes due.

Wegberg, dated 03/01/2008
[Stamp: Clyvia Technology GmbH	[Stamp: DAST GmbH
Friedrich-List-Allee 10	Training Centre for Welding Technology
41844 Wegberg – Wildenrath	Friedrich-List-Alee 10
Tel: 02432/893626	41844 Wegberg – Wildenrath
Fax: 02432/893625	Tel: 02432-89 36 21
Email: info@clyvia-tec.com]	Fax: 02432-89 36 28]
[Signature]	[Signature]
(Borrower)	(Lender)